UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 21, 2016

Vitamin Shoppe, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

300 Harmon Meadow Blvd.

Secaucus, New Jersey 07094

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 21, 2016, Vitamin Shoppe Procurement Services, Inc., a subsidiary of Vitamin Shoppe, Inc. (the “Company”) entered a lease agreement (the “Lease”) with Coldwater Industrial Associates 3, LLC, a Delaware limited liability company – to lease 186,643 square feet of a warehousing and distribution facility located at 925 N. 127th Avenue, Avondale, Arizona. The facility will be used for receiving, storing, shipping and selling products, materials and merchandise that are made and/or distributed by the Company.

The term of the Lease is scheduled to commence on or about May 1, 2017, and expire on November 30, 2029, and includes the option to renew the Lease for an additional three (3) five (5) year terms. The Company’s obligations for the full twelve (12) year and seven (7) months Lease term are approximately $14.2 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: December 22, 2016	By:	/s/ David M. Kastin

	Name:	David M. Kastin
	Title:	Senior Vice President – General Counsel and Corporate Secretary

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